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                                                        EXHIBIT  23


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of First Albany Companies Inc. on Form S-8 related to the First Albany Companies Inc. Stock Bonus Plan (File No. 014140) of our report dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of First Albany Companies Inc. as of December 31, 1998 and December 31, 1997, and for the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                    PRICEWATERHOUSECOOPERS L. L. P.



March 25, 1999
Albany, New York

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                     CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of First Albany Companies Inc. on Form S-8 related to the First Albany Companies Inc. Executive Officers Deferred Compensation Plan and Investment Executives Deferred Compensation Plan (File No. 014140) of our report dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of First Albany Companies Inc. as of December 31, 1998 and December 31, 1997, and for the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.




                    PRICEWATERHOUSECOOPERS L. L. P.



March 25, 1999
Albany, New York

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